EXHIBIT 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the report of Maxicare Health Plans, Inc.(the “Company”) on Form 10-Q for the period ending June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), I, Paul R. Dupee, Jr., Chief Executive Officer of the Company, and I, Joseph W. White, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2005	/s/ PAUL R. DUPEE, JR.

Paul R. Dupee, Jr.
Chief Executive Officer

August 12, 2005	/s/ JOSEPH W. WHITE

Joseph W. White
Chief Financial Officer
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Maxicare Health Plans, Inc. and will be retained by Maxicare Health Plans, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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